Exhibit 10.2
BIOSANTE PHARMACEUTICALS, INC.

DESCRIPTION OF EXECUTIVE OFFICER
COMPENSATION ARRANGEMENTS

BioSante Pharmaceuticals, Inc. has entered into employment agreements with each of its executive officers, copies of which agreements have been filed with the Securities and Exchange Commission, as exhibits to BioSante’s annual report on Form 10-KSB. The following is a description of oral amendments to those employment agreements or additional oral compensation arrangements between BioSante and the following executive officers of BioSante:

Name of Executive Officer	Title	Base Salary	Bonus Arrangements	Stock Options	Other
Stephen M. Simes	Vice Chairman, President and Chief Executive Officer	$374,400 per year	See footnote (1) below	Stock options to purchase shares of BioSante common stock are granted from time to time in the sole discretion of the Compensation Committee of the BioSante Board of Directors
Under the BioSante Pharmaceuticals, Inc. 401(k) Savings Plan, participants, including executive officers, may voluntarily request that BioSante reduce pre-tax compensation by up to 100% (subject to certain special limitations) and contribute such amounts to a trust. BioSante contributed an amount equal to 50% of the amount that each participant contributed under this plan.

Executive officers receive other benefits received by other BioSante employees, including health, dental and life insurance benefits.

Phillip B. Donenberg	Chief Financial Officer, Treasurer and Secretary	$198,640 per year	See footnote (1) below	See above	See above
Leah M. Lehman, Ph.D.	Vice President, Product Development	$249,600 per year	See footnote (1) below	See above	See above
Steven J. Bell, Ph.D.	Vice President, Research and Pre-Clinical Development	$166,400 per year	See footnote (1) below	See above	See above

(1)	Annual performance bonuses for BioSante’s executive officers are determined each year by BioSante’s Compensation Committee. On March 31, 2005, the Compensation Committee determined 2004 annual bonuses for BioSante’s executive officers. The following bonuses were awarded, payable in cash one-half on April 15, 2005 and the other one-half on January 1, 2006; provided, however, that the executive officer is still employed by BioSante on December 31, 2005 or if not employed as of such date was terminated by BioSante without cause: Mr. Simes ($120,000), Mr. Donenberg ($51,000), Dr. Lehman ($80,000) and Dr. Bell ($32,000).